Castlight Health Announces Second Quarter 2016 Results

Total Revenue of $23.6 Million, Up 27% Year Over Year

SAN FRANCISCO - August 8, 2016 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its second quarter ended June 30, 2016.

“In the second quarter Castlight added nearly $7 million of signed annual recurring revenue and continued to gain traction among large enterprises, including notable customers such as Caterpillar and Genentech,” said Giovanni Colella, M.D., co-founder and chief executive officer of Castlight Health. “We had strong adoption of Castlight’s health benefits platform across our new customers and saw increased contribution from our channel relationships, in particular Anthem, which provide validation of both our expanding value proposition and the evolution of our go-to-market strategy.”

Financial Performance for the Three Months Ended June 30, 2016

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Total revenue for the second quarter of 2016 was $23.6 million, an increase of 27% from the second quarter of 2015. Subscription revenue was $22.0 million, an increase of 27% on a year-over-year basis.

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Gross margin for the second quarter of 2016 was 62.1%, compared to a gross margin of 55.4% in the second quarter of 2015. Non-GAAP gross margin for the second quarter of 2016 was 66.3% compared to a non-GAAP gross margin of 58.3% in the second quarter of 2015.

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Operating loss for the second quarter of 2016 was $16.8 million, compared to an operating loss of $21.3 million in the second quarter of 2015. Non-GAAP operating loss for the second quarter of 2016 was $10.6 million, compared to a non-GAAP operating loss of $17.6 million in the second quarter of 2015.

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Net loss per basic and diluted share was $0.17 in the second quarter of 2016, compared to a net loss per basic and diluted share of $0.23 in the second quarter of 2015. The non-GAAP net loss per basic and diluted share for the second quarter of 2016 was $0.11, compared to a net loss per basic and diluted share of $0.19 in the second quarter of 2015. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the second quarter of 2016 was 99.7 million compared to 93.8 million in the second quarter of 2015.

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Total cash, cash equivalents and marketable securities were $125.7 million at the end of the second quarter of 2016. Cash used in operations for the second quarter of 2016 was $11.9 million, compared to $17.2 million used in operations in the second quarter of 2015.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook
Full Year 2016 Guidance: Revenue for the company’s full year 2016 is expected to be tracking to the midpoint of the range of $99.0 million to $102.0 million, an increase of 31% - 35% year-over-year. Non-GAAP operating loss is expected to be at the low end or below the range of $40.0 million to $42.0 million. Non-GAAP net loss per share is expected to be at the low end or below the range of $0.40 to $0.42 based on 100 million to 101 million weighted average basic and diluted common shares outstanding.

For the full year 2016, non-GAAP guidance excludes the effects of stock-based compensation expense, charge related to reduction in workforce and the capitalization and amortization of internal-use software.

Quarterly Conference Call

Castlight Health will host a conference call to discuss its second quarter 2016 results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations website at http://ir.castlighthealth.com. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-877-201-0168. The conference ID number is 46202160. A replay will be available for one week at 1-855-859-2056, passcode 46202160.

About Castlight Health

Our mission is to empower people to make the best choices for their health and to help companies make the most of their health benefits. We offer a health benefits platform that engages employees to make better healthcare decisions and can guide them to the right program, care, and provider. The platform also enables benefit leaders to communicate and measure their programs while driving employee engagement with targeted, relevant communications. Castlight has partnered with enterprise customers, spanning millions of lives, to improve healthcare outcomes, lower costs, and increase benefits satisfaction.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures

To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures differ from GAAP financial measures in that they exclude stock-based compensation, warrant expense, litigation settlement, charges related to a reduction in workforce, and capitalization and amortization of internal-use software and the associated tax impact of these items, where applicable.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the full year 2016 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense and capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s 2016 full year projections, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2016 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,651	$19,150
Marketable securities	85,042	101,274
Accounts receivable, net	12,491	12,751
Deferred commissions	6,072	5,438
Prepaid expenses and other current assets	5,140	3,772
Total current assets	149,396	142,385
Property and equipment, net	6,476	6,896
Marketable securities, noncurrent	—	13,335
Restricted cash, noncurrent	1,000	1,000
Deferred commissions, noncurrent	5,098	4,923
Other assets	4,692	4,735
Total assets	$166,662	$173,274
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,197	$3,384
Accrued expenses and other current liabilities	7,892	4,550
Accrued compensation	7,969	11,477
Deferred revenue	29,200	26,590
Total current liabilities	48,258	46,001
Deferred revenue, noncurrent	6,497	7,522
Other liabilities, noncurrent	1,689	1,397
Total liabilities	56,444	54,920
Stockholders’ equity	110,218	118,354
Total liabilities and stockholders’ equity	$166,662	$173,274

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Subscription	$21,955	$17,278	$42,992	$32,184
Professional services	1,630	1,232	3,310	2,277
Total revenue	23,585	18,510	46,302	34,461
Cost of revenue:
Cost of subscription (1)	4,094	2,932	8,230	5,451
Cost of professional services (1)	4,850	5,322	9,963	9,975
Total cost of revenue	8,944	8,254	18,193	15,426
Gross profit	14,641	10,256	28,109	19,035
Operating expenses:
Sales and marketing (1)	15,452	17,641	31,734	34,104
Research and development (1)	9,961	7,391	20,046	13,985
General and administrative (1)	6,019	6,517	14,564	11,980
Total operating expenses	31,432	31,549	66,344	60,069
Operating loss	(16,791)	(21,293)	(38,235)	(41,034)
Other income, net	99	81	188	179
Net loss	$(16,692)	$(21,212)	$(38,047)	$(40,855)
Net loss per share, basic and diluted	$(0.17)	$(0.23)	$(0.39)	$(0.44)
Weighted-average shares used to compute basic and diluted net loss per share	99,728	93,804	98,009	92,801
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue:
Cost of subscription	$120	$67	$228	$100
Cost of professional services	535	450	1,012	875
Sales and marketing	2,219	2,074	4,454	3,825
Research and development	1,264	730	2,669	1,363
General and administrative	971	896	2,240	1,923

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating activities:
Net loss	$(16,692)	$(21,212)	$(38,047)	$(40,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	802	456	1,585	910
Stock-based compensation	5,109	4,217	10,603	8,086
Amortization of deferred commissions	953	802	2,115	1,659
Accretion and amortization of marketable securities	129	384	305	827
Changes in operating assets and liabilities:
Accounts receivable	1,542	(560)	260	49
Deferred commissions	(2,635)	(1,113)	(2,924)	(1,751)
Prepaid expenses and other assets	(849)	(1,848)	(813)	(1,818)
Accounts payable	(715)	(254)	(110)	1,258
Accrued expenses and other liabilities	3,269	1,234	(463)	(3,169)
Deferred revenue	(2,827)	682	1,585	4,403
Net cash used in operating activities	(11,914)	(17,212)	(25,904)	(30,401)
Investing activities:
Restricted cash	—	(1,000)	—	(1,000)
Investment in related party	—	(3,125)	—	(3,125)
Purchase of property and equipment	(776)	(806)	(1,242)	(1,693)
Purchase of marketable securities	(31,706)	(5,924)	(61,192)	(18,958)
Sales of marketable securities	—	—	—	5,000
Maturities of marketable securities	31,950	31,373	90,587	61,553
Net cash used in (provided by) investing activities	(532)	20,518	28,153	41,777
Financing activities:
Proceeds from the exercise of stock options	674	1,186	1,940	2,826
Proceeds from issuance of common stock and warrants	17,358	—	17,358	—
Payments of issuance costs	(46)	—	(46)	(94)
Net cash provided by financing activities	17,986	1,186	19,252	2,732

Net increase in cash and cash equivalents	5,540	4,492	21,501	14,108
Cash and cash equivalents at beginning of period	35,111	27,041	19,150	17,425
Cash and cash equivalents at end of period	$40,651	$31,533	$40,651	$31,533

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Gross profit:
GAAP gross profit subscription	$17,861	$16,901	$14,346	$34,762	$26,733
Stock-based compensation	120	108	67	228	100
Amortization of internal-use software	244	244	24	488	48
Reduction in workforce	5	—	—	5	—
Non-GAAP gross profit subscription	18,230	17,253	14,437	35,483	26,881
GAAP gross margin subscription	81.4%	80.3%	83.0%	80.9%	83.1%
Non-GAAP gross margin subscription	83.0%	81.9%	83.6%	82.5%	83.5%

GAAP gross loss professional services	$(3,220)	$(3,433)	$(4,090)	$(6,653)	$(7,698)
Stock-based compensation	535	477	450	1,012	875
Reduction in workforce	99	—	—	99	—
Non-GAAP gross loss professional services	$(2,586)	$(2,956)	$(3,640)	$(5,542)	$(6,823)
GAAP gross margin professional services	(198)%	(204)%	(332)%	(201)%	(338)%
Non-GAAP gross margin professional services	(159)%	(176)%	(295)%	(167)%	(300)%

GAAP gross profit	$14,641	$13,468	$10,256	$28,109	$19,035
Impact of non-GAAP adjustments	1,003	829	541	1,832	1,023
Non-GAAP gross profit	$15,644	$14,297	$10,797	$29,941	$20,058
GAAP gross margin	62.1%	59.3%	55.4%	60.7%	55.2%
Non-GAAP gross margin	66.3%	62.9%	58.3%	64.7%	58.2%

Operating expense:
GAAP sales and marketing	$15,452	$16,282	$17,641	$31,734	$34,104
Stock-based compensation	(2,219)	(2,235)	(2,074)	(4,454)	(3,825)
Reduction in workforce	$(374)	—	—	$(374)	—
Non-GAAP sales and marketing	$12,859	$14,047	$15,567	$26,906	$30,279
GAAP research and development	$9,961	$10,085	$7,391	$20,046	$13,985
Stock-based compensation	(1,264)	(1,405)	(730)	(2,669)	(1,363)
Capitalization of internal-use software	—	—	513	—	795
Reduction in workforce	$(118)	—	—	$(118)	—
Non-GAAP research and development	$8,579	$8,680	$7,174	$17,259	$13,417
GAAP general and administrative	$6,019	$8,545	$6,517	$14,564	$11,980
Stock-based compensation	(971)	(1,269)	(896)	(2,240)	(1,923)
Litigation settlement	(141)	(2,735)	—	(2,876)	—
Reduction in workforce	$(80)	—	—	$(80)	—
Non-GAAP general and administrative	$4,827	$4,541	$5,621	$9,368	$10,057
GAAP operating expense	$31,432	$34,912	$31,549	$66,344	$60,069
Impact of non-GAAP adjustments	(5,167)	(7,644)	(3,187)	(12,811)	(6,316)
Non-GAAP operating expense	$26,265	$27,268	$28,362	$53,533	$53,753

Operating loss:
GAAP operating loss	$(16,791)	$(21,444)	$(21,293)	$(38,235)	$(41,034)
Impact of non-GAAP adjustments	6,170	8,473	3,728	14,643	7,339
Non-GAAP operating loss	$(10,621)	$(12,971)	$(17,565)	$(23,592)	$(33,695)

Net loss and net loss per share:
GAAP net loss	$(16,692)	$(21,355)	$(21,212)	$(38,047)	$(40,855)
Total pre-tax impact of non-GAAP adjustments	6,170	8,473	3,728	14,643	7,339
Income tax impact of non-GAAP adjustments	—	—	—	—	—
Non-GAAP net loss	$(10,522)	$(12,882)	$(17,484)	$(23,404)	$(33,516)
GAAP net loss per share, basic and diluted	$(0.17)	$(0.22)	$(0.23)	$(0.39)	$(0.44)
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.19)	$(0.24)	$(0.36)
Shares used in basic and diluted net loss per share computation	99,728	96,291	93,804	98,009	92,801

Investor Contact:
Ann Hickey
ir@castlighthealth.com
415-829-1400
Media Contact:
Jim Rivas
press@castlighthealth.com
415-829-1568